Exhibit 99.1

	Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
FOR IMMEDIATE RELEASE		713-570-3000

CROWN CASTLE INTERNATIONAL COMPLETES $1.9

BILLION SENIOR SECURED TOWER REVENUE NOTES

OFFERING AND REITERATES 2005 OUTLOOK

JUNE 8, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it has completed the sale of its previously announced offering of $1.9 billion of Senior Secured Tower Revenue Notes, Series 2005-1 (“Notes”), issued by certain of its indirect US subsidiaries (collectively, “Borrowers”) in a private transaction. The Notes consist of five classes, which are all rated investment grade. The weighted average interest rate on the various classes of Notes is approximately 4.89%. Further, all of the Notes have an expected life of five years with a final maturity of June 2035. In addition, Crown Castle reiterated its previously announced full year 2005 Outlook.

“We are very excited to have completed this securitized debt offering,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “This offering and the success of our previously announced tender offers for nearly all of our outstanding high-yield notes represent an exciting new day for Crown Castle. With this vastly simplified capital structure, we have eliminated virtually all restrictions on the use of cash generated by our business after debt service, significantly reduced our annual interest expense by approximately $50 million, or 32%, and created an on-going borrowing mechanism that will enable us to lever the growth that we expect in our business. Further, this financing positions Crown Castle to make investments that deliver higher levered rates of return given our lower cost of debt capital. With this financing now accomplished, we expect annualized recurring cash flow of approximately $0.92 per share for the second half of 2005. We remain focused on achieving our long-term goal of 20% to 25% annual growth in recurring cash flow per share through the expected growth in our core tower business, augmented by opportunistic investments, including possibly additional stock purchases.”

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Crown Castle used the net proceeds received from the Notes to fund the purchase of its 10 3/4% Senior Notes, 9 3/8% Senior Notes, 7.5% Senior Notes and 7.5% Series B Senior Notes that were tendered and not withdrawn as of 5:00 pm (EDT) on June 7, 2005, pursuant to its previously announced tender offer, and to repay its outstanding Crown Castle Atlantic credit facility. Further, Crown Castle expects to use a portion of the net proceeds of the Notes to fund the announced redemption of its outstanding 9% Senior Notes, 9 1/2% Senior Notes, 10 3/8% Senior Discount Notes and 11 1/4% Senior Discount Notes, as well as to pay for any additional notes tendered prior to the expiration of the above-mentioned tender offer. The balance of the net proceeds is expected to be used for general corporate purposes.

The Notes provide Crown Castle with the flexibility to use cash flow generated by its subsidiaries after debt service for any corporate purpose, subject to certain restrictions. As a result, Crown Castle may invest its excess cash flow and subsequent borrowings in tower acquisitions, tower builds, common stock repurchases, dividends or other investments it deems attractive without the significant limitations that previously existed under its high-yield notes.

The Borrowers’ obligation to make interest payments under the Notes is entirely on a fixed interest rate basis. The Notes are comprised of five classes including $1.2 billion of Class A notes, receiving the highest investment grade rating of Aaa/AAA by Moody’s Investor Services and Fitch Ratings, respectively. The Class A notes include $948 million of a fixed rate series and $250 million of a floating rate series (any floating rate payments in excess of the Borrowers’ fixed rate obligation must be satisfied by a third party pursuant to a swap arrangement between the indenture trustee and such third party). The Class B through D notes are each comprised of $234 million of debt and are rated Aa2/AA, A2/A and Baa2/BBB by Moody’s Investor Services and Fitch Ratings, respectively.

The cash flow to service the Notes is derived from the site rental revenues and site rental gross margin, defined as site rental revenues less site rental cost of operations (exclusive of depreciation, amortization and accretion), from substantially all of the Crown Castle tower sites located in the US, which represent approximately 93% of Crown Castle’s site rental revenues and 94% of Crown Castle’s site rental gross margin. Crown Castle Australia, Crown Castle Mobile Media and certain other subsidiaries of Crown Castle are not parties to the Notes.

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The Indenture governing the Notes allows for the issuance of additional notes based on increases in cash flow from growth on the existing tower assets and from newly acquired or built tower sites. In order to issue additional notes, the debt service coverage ratio (defined generally as cash flow generated by the Borrowers divided by interest expense on the Notes), after giving effect to any new notes, must be equal to or greater than the debt service coverage ratio at the original Notes issuance. In addition, the Borrowers must obtain rating agency confirmation on the existing Notes and additional notes. Therefore, Crown Castle expects to be able to maintain its existing level of debt leverage.

The Notes have an expected life of five years with a final maturity of June 2035. If the Notes are not refinanced or repaid by June 2010, the Borrowers will incur certain increases to the interest rates of the Notes and be required to use any excess cash flow of the Borrowers, which hold substantially all of Crown Castle’s US tower sites, to repay the Notes.

To date during the second quarter 2005, Crown Castle has spent $131.5 million to purchase 8.0 million shares of its common stock (inclusive of 6.1 million shares previously announced) at an average price of $16.47 per share. Crown Castle’s cash and cash equivalents at March 31, 2005, pro forma for the closing of the Notes, the purchase of common stock prior to the date hereof, the previously announced purchases of 4% Convertible Notes during the second quarter, the tender and redemption of the high-yield notes described in this release and the repayment of the Crown Castle Atlantic credit facility, is approximately $251 million.

OUTLOOK

Crown Castle is reiterating its 2005 Outlook, which was previously provided on April 28, 2005. Crown Castle anticipates that its 2005 interest expense will be at the low end of the outlook range but has not changed the previously announced range as certain interest expense items, such as deferred financing costs, are not completely known as of the date of this release.

The following outlook table is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 0.73 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ

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materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The following table sets forth Crown Castle’s current outlook:

(dollars in millions)	Second Half 2005	Full Year 2005
Site rental revenue	$289 to 299	$575 to 585
Site rental cost of operations (exclusive of depreciation, amortization and accretion)	$88 to 98	$185 to 195
Site rental gross margin	$193 to 208	$385 to 400
Adjusted EBITDA	$155 to 165	$310 to 320
Interest expense and amortization of deferred financing costs	$55 to 62	$130 to 137
Sustaining capital expenditures	$2 to 6	$10 to 14
Recurring cash flow	$94 to 104	$165 to 175

Revenue generating capital expenditures:
Revenue enhancing on existing sites	$9 to 19	$20 to 30
Land purchases	$3 to 8	$7 to 12
New site construction	$10 to 15	$20 to 25
Total revenue generating capital expenditures	$22 to 42	$47 to 67

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, June 9, 2005, at 2:00 p.m. eastern time to discuss the completion of the Notes offering. Please dial 303-262-2051 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 4:00 p.m. eastern time on June 9, 2005 through 11:59 p.m. eastern time on June 16, 2005 and may be accessed by dialing 303-590-3000 using passcode 11032392#. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

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Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA for the six months and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Second Half 2005	Full Year 2005
Net income (loss)	$(68.0) to (34.3)	$(434.0) to (389.5)
Minority interests	0.0 to (2.0)	0.0 to (4.0)
Credit (provision) for income taxes	0.25 to 1.0	0.5 to 2.0
Interest expense and amortization of deferred financing costs	55.0 to 62.0	130.0 to 137.0
Interest and other income (expense)	0.0 to 4.0	283.0 to 287.0
Depreciation, amortization and accretion	140.0 to 150.0	280.0 to 300.0
Operating non-cash compensation charges	3.0 to 4.0	6.0 to 8.0
Asset write-down charges	1.0 to 4.0	2.0 to 5.0
Restructuring charges (credits)	—	8.0 to 9.0

Adjusted EBITDA	$155.0 to $165.0	$310.0 to 320.0

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Recurring Cash Flow for the six months and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Second Half 2005	Full Year 2005
Net cash provided by operating activities	$95.0 to 106.0	$159.0 to 185.0
Add: Other adjustments(1)	0.0 to 5.0	0.0 to 20.0
Less: Sustaining capital expenditures	(2.0) to (6.0)	(10.0) to (14.0)

Recurring Cash Flow	$94.0 to 104.0	$165.0 to 175.0

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Other Calculations:

Sustaining Capital Expenditures for the six months and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Second Half 2005	Full Year 2005
Capital expenditures	$24.0 to 48.0	$57.0 to 81.0
Less: Revenue enhancing on existing sites	(9.0) to (19.0)	(20.0) to (30.0)
Less: Land purchases	(3.0) to (8.0)	(7.0) to (12.0)
Less: New site construction	(10.0) to (15.0)	(20.0) to (25.0)

Sustaining capital expenditures	$2.0 to 6.0	$10.0 to 14.0

Site Rental Gross Margin for the six months and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Second Half 2005	Full Year 2005
Site rental revenue	$289.0 to 299.0	$575.0 to 585.0
Less: Site rental cost of operations (exclusive of depreciation, amortization and accretion)	(88.0) to (98.0)	(185.0) to (195.0)

Site rental gross margin	$193.0 to 208.0	$385.0 to 400.0

Recurring Cash Flow for the six months and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Second Half 2005	Full Year 2005
Adjusted EBITDA	$155.0 to 165.0	$310.0 to 320.0
Less: Interest expense and amortization of deferred financing costs	(55.0) to (62.0)	(130.0) to (137.0)
Less: Sustaining capital expenditures	(2.0) to (6.0)	(10.0) to (14.0)

Recurring Cash Flow	$94.0 to 104.0	$165.0 to 175.0

Pro forma shares outstanding as of March 31, 2005 is calculated as follows:

(shares in millions)	Shares
Shares outstanding as of March 31, 2005	223.6
Shares purchased during the second quarter 2005	(8.0)

Pro forma shares outstanding	215.6

Recurring Cash Flow Per Share for the six months ending December 31, 2005 is forecasted as follows:

(dollars and shares in millions)	Second Half 2005
Second half 2005 recurring cash flow multiply by two	$94.0 to 104.0
Annualized second half 2005 recurring cash flow	$188.0 to 208.0
Pro forma shares outstanding	215.6
Recurring Cash Flow Per Share	$0.87 to 0.96

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Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the life of the Notes, (ii) potential return on investments, (iii) growth in our business, (iv) tenders, purchases or redemptions of our securities, (v) use of proceeds of the Notes, (vi) the investment of cash flow, (vii) the issuance of additional Notes, (viii) debt leverage levels, (ix) currency exchange rates, (x) site rental revenue, (xi) site rental cost of operations, (xii) site rental gross margin, (xiii) Adjusted EBITDA, (xiv) interest expense, (xv) sustaining capital expenditures, (xvi) recurring cash flow (including on an annualized and per share basis), (xvii) revenue enhancing capital expenditures on existing sites, (xviii) land purchases, (xix) new site construction, and (xx) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.

•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.

•	Technology changes may significantly reduce the demand for site leases and negatively impact the growth in our revenues.

•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.

•	We may need additional financing, which may not be available, for strategic growth opportunities.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

•	We are heavily dependent on our senior management.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.

•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Disputes with customers and suppliers may adversely affect results.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

shares in millions

Pro forma share count	Shares
3/31/05 shares outstanding	223.6
Shares purchased during second quarter 2005	(8.0)

Pro forma shares outstanding	215.6

$ in millions
Pro forma interest expense	Annualized run-rate 3/31/2005	Pro forma(1)
Senior Secured Tower Revenue Notes, Series 2005-1	$0.0	$93.3
4% Convertible Senior Notes due 2010	$3.5	$2.6
10 3/8% Senior Discount Notes due 2011	$1.2	$0.0
9% Senior Notes due 2011	$2.4	$0.0
11 1/4% Senior Discount Notes due 2011	$1.2	$0.0
9 1/2% Senior Notes due 2011	$0.5	$0.0
10 3/4% Senior Notes due 2011	$46.0	$1.1
9 3/8% Senior Notes due 2011	$38.2	$0.2
7.5% Senior Notes due 2013	$22.5	$0.0
7.5% Series B Senior Notes due 2013	$22.5	$0.0
Crown Atlantic	$9.0	$0.0

Total cash interest expense	$146.9	$97.1

Imputed interest for Australia rent free leases	$4.0	$4.0
Deferred financing costs	$6.0	$6.2

Total non-cash interest expense	$10.0	$10.2

Interest expense & amortization of deferred financing costs	$156.9	$107.3

$ in millions

Pro forma balance sheet	3/31/2005	Pro forma(1)
Senior Secured Tower Revenue Notes, Series 2005-1	$0.0	$1,900.0
4% Convertible Senior Notes due 2010	$88.5	$64.2
10 3/8% Senior Discount Notes due 2011	$11.3	$0.0
9% Senior Notes due 2011	$26.1	$0.0
11 1/4% Senior Discount Notes due 2011	$10.7	$0.0
9 1/2% Senior Notes due 2011	$4.8	$0.0
10 3/4% Senior Notes due 2011	$428.3	$10.0
9 3/8% Senior Notes due 2011	$407.2	$1.8
7.5% Senior Notes due 2013	$300.0	$0.1
7.5% Series B Senior Notes due 2013	$300.0	$0.2
Crown Atlantic	$158.0	$0.0

Total Debt	$1,734.9	$1,976.3

(1)	Pro forma for the issuance of $1.9 billion in securitized notes, the tender and redemption of certain high-yield notes discussed in this release and the repayment of the Crown Atlantic credit facility.

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